AMENDMENT #4 TO
CARL W. GERST, JR. EMPLOYMENT AGREEMENT

This sets forth Amendment #4 to the Employment Agreement entered into between Anaren, Inc. (“Employer”) and Carl W. Gerst, Jr. (“Mr. Gerst”) dated February 14, 2004.

RECITALS

1.           The original term of the Employment Agreement was scheduled to expire as of June 30, 2007.

2.           Pursuant to Amendment #1 and Amendment #2 to the Employment Agreement, the term of the Employment Agreement was extended and now expires on June 30, 2009, subject to the termination provisions provided in the Employment Agreement.

3.           Amendment #3 to the Employment Agreement dated December 30, 2008 incorporated changes to the Employment Agreement to reflect the application of Internal Revenue Code Section 409A. to certain provisions of the Employment Agreement.

4.           The parties desire to continue Mr. Gerst’s employment with the Company on the same terms and conditions currently applicable.

5.           The Compensation Committee of Anaren’s Board of Directors recommended, and the Board unanimously approved at its May 13, 2009 regular meeting that the Company amend Mr. Gerst’s Employment Agreement to provide for his continued employment through and including June 30, 2010.

TERMS

In consideration of the mutual covenants and representations contained herein, and other valuable and good consideration, receipt of which is acknowledged, the parties agree as follows:

1.           Paragraph 1(a) of the Employment Agreement is hereby amended so that the Employment Agreement continues, as most recently changed by Amendment #3, through and including June 30, 2010, subject to the termination provisions provided in the Employment Agreement.

2.           Paragraph 3(b)(iv) is amended to provide that in the event of Mr. Gerst’s death while this Amendment #4 is effective, his beneficiary will be entitled to the proceeds equal to three times his base salary, reduced by an amount actuarially determined based on Mr. Gerst’s age.

3.           Mr. Gerst acknowledges that in January, 2009 he received the Severance Compensation from the Company in accordance with the terms of Amendment #3, and not withstanding any provision in the Employment Agreement, Mr. Gerst further acknowledges that he is not entitled to any additional severance compensation regardless of the reason for his eventual separation from employment.

4.           All other terms of the 2004 Employment Agreement, as modified by Amendment #3 and this Amendment #4, will remain in full force and effect.

ANAREN, INC.

/s/ Lawrence A. Sala	/s/ Carl W. Gerst, Jr.
Lawrence A. Sala President and CEO	Carl W. Gerst, Jr.

Dated: May 13, 2009	Dated: May 13, 2009